Exhibit 99.1

For Immediate Release

For more information:

Rob Jensen Director of Corporate Communications Captiva Software Corporation 858/320-1255 rjensen@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 626/395-9500 ir@mkr-group.com

CAPTIVA ANNOUNCES BETTER THAN EXPECTED PRELIMINARY

Q4 AND 2004 REVENUES AND EARNINGS

Digital Mailroom Orders Meet Company Objectives for the Year

SAN DIEGO, CA, JANUARY 10, 2005 – Captiva Software Corporation, (NASDAQ: CPTV) a leading provider of input management solutions, today announced stronger than anticipated preliminary revenue and earnings per share (EPS) for the fourth quarter and year ended December 31, 2004. The company cautioned that these estimates are unaudited and that its final results could differ.

Captiva expects record Q4 total revenues in the range of $19.8 to $20.2 million, record Q4 software license revenues in the range of $11.4 million to $11.8 million and record Q4 pro forma diluted EPS in the range of $0.17 to $0.19. GAAP diluted EPS for the quarter is expected to be between $0.14 and $0.16. Total revenues for 2004 are expected to be in the range of $67.5 to $67.9 million, with pro forma diluted EPS between $0.41 and $0.43 and GAAP diluted EPS between $0.28 and $0.30.

In addition, the company expects to report cash of $27.0 million as of December 31, 2004, an increase of $4.0 million over the $23.0 million as of September 30, 2004.

“We’re very pleased with our Q4 results and expect to exceed our previously stated guidance for Q4 and 2004 as a whole. We attribute this to stronger than expected market demand coupled with improving sales execution in the United States and a growing acceptance of our newer product offerings,” said Reynolds C. Bish, Captiva’s President and CEO. “We are also pleased to announce that we booked four Digital Mailroom™ orders during Q4 and met our objectives for the first year of this exciting new product’s availability.”

Captiva will formally report its financial results for the fourth quarter and year ended December 31, 2004 after the market close on Thursday, February 3, 2004. The company will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) that afternoon to review the results and other corporate events.

The expected Q4 pro forma diluted EPS excludes approximately $0.7 million of amortization of intangibles. The expected 2004 pro forma diluted EPS excludes approximately $2.6 million of amortization of intangibles, and $0.4 million of other costs. Captiva’s management uses the pro forma statements of operations to monitor results internally, as management believes the pro forma statements of operations provide a more accurate portrayal of operating results.

About Captiva Software Corporation

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management software solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and scanned forms and documents, Internet forms and XML data streams into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms and documents annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

###

Digital Mailroom is a trademark of Captiva Software Corporation. All other trademarks or registered trademarks are the property of their respective owners.

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior or future periods (in some cases subject to cancellation) or revenue recorded in multiple periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.